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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sears, Roebuck and Co. on Form S-3 of our reports dated February 20, 1998, appearing in, and incorporated by reference in, the Annual Report on Form 10-K of Sears, Roebuck and Co. for the year ended January 3, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chicago, Illinois
September 1, 1998